News Announcement	For Immediate Release

REX AMERICAN RESOURCES REPORTS

SECOND QUARTER DILUTED EPS OF $0.45

Dayton, Ohio, (August 30, 2017) -- REX American Resources Corporation (NYSE American: REX) today reported financial results for its fiscal 2017 second quarter (“Q2 ’17”) ended July 31, 2017. REX management will host a conference call and webcast today at 11:00 a.m. ET to review the results.

Conference Call:	(303) 223-2685

Webcast / Replay URL:	www.rexamerican.com/Corp/Page4.aspx

The webcast will be available for replay for 30 days

REX American Resources’ Q2 ’17 results principally reflect its interests in six ethanol production facilities. The operations of One Earth Energy, LLC (“One Earth”) and NuGen Energy, LLC (“NuGen”) are consolidated, while those of its four remaining plants are reported as equity in income of unconsolidated ethanol affiliates.

REX’s Q2 ’17 net sales and revenue decreased 6.0% to $108.7 million, compared with $115.7 million in Q2 ’16, primarily reflecting 29.2% decline in the average sales price per ton of dried distillers grains as well as a 2.7% decrease in the average sales price per gallon of ethanol. This led to a decrease in gross profit of 37.6% to $10.8 million, compared to $17.3 million during the prior year period.

Equity in income of unconsolidated ethanol affiliates in Q2 ’17 decreased to $0.1 million, from $1.2 million in Q2 ’16. As a result, income from continuing operations before income taxes and non-controlling interests in Q2 ’17 decreased 52.2% to $6.5 million, compared with $13.5 million in Q2 ’16.

Net income attributable to REX shareholders in Q2 ’17 was $2.9 million, compared with $8.2 million in Q2 ’16, while Q2 ’17 diluted net income per share attributable to REX common shareholders was $0.45 per share, compared to $1.24 per share in Q2 ’16. Per share results in Q2 ’17 and Q2 ’16 are based on 6,593,000 and 6,586,000 diluted weighted average shares outstanding, respectively.

REX American Resources’ Chief Executive Officer, Zafar Rizvi, commented, “The second quarter presented a challenging operating environment as both ethanol and distillers grains prices experienced declines, which was partially offset by more favorable corn prices. In spite of these challenges, we were able to generate over $2.9 million of net income to REX shareholders, or $0.45 earnings per share, reflecting our disciplined operating approach and the commitment of our entire team.”

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REX American Resources Q2’ 17 Results, 8/30/17	page 2

Balance Sheet and Capital Allocation

On August 10, 2017, REX, through a 95.35% owned subsidiary, purchased 100% of a refined coal facility for $12 million in cash (excluding transaction costs) in a transaction that is expected to be immediately accretive to REX’s earnings per share. The facility is in operation and will be included in REX’s financial results beginning in the third quarter of fiscal 2017. REX expects that the revenues from the sale of refined coal produced in the facility will be subsidized by federal production tax credits, subject to meeting qualified emissions reductions as governed by Section 45 of the Internal Revenue Code.

At July 31, 2017, REX had cash and cash equivalents of $186.0 million, $76.2 million of which was at the parent company and $109.8 million of which was at its consolidated ethanol production facilities. This compares with cash and cash equivalents of $188.6 million at January 31, 2017, $79.5 million of which was at the parent company and $109.1 million of which was at its consolidated ethanol production facilities.

The following table summarizes select data related to the Company’s consolidated alternative energy interests:

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Average selling price per gallon of ethanol	$1.45	$1.49	$1.45	$1.41
Average selling price per ton of dried distillers grains	$95.39	$134.81	$97.81	$130.12
Average selling price per pound of non-food grade corn oil	$0.29	$0.29	$0.28	$0.27
Average selling price per ton of modified distillers grains	$41.00	$56.60	$41.47	$58.54
Average cost per bushel of grain	$3.38	$3.73	$3.47	$3.63
Average cost of natural gas (per mmbtu)	$3.30	$2.71	$3.52	$2.96

Supplemental Data Related to REX’s Alternative Energy Interests:

REX American Resources Corporation Ethanol Ownership Interests/Effective Annual Gallons Shipped as of July 31, 2017 (gallons in millions)
Entity	Trailing Twelve Months Gallons Shipped	Current REX Ownership Interest	REX’s Current Effective Ownership of Trailing Twelve Month Gallons Shipped
One Earth Energy, LLC (Gibson City, IL)	120.5	75.0%	90.4
NuGen Energy, LLC (Marion, SD)	131.4	99.5%	130.7
Big River Resources West Burlington, LLC (West Burlington, IA)	107.1	9.7%	10.4
Big River Resources Galva, LLC (Galva, IL)	123.7	9.7%	12.0
Big River United Energy, LLC (Dyersville, IA)	129.2	5.4%	7.0
Big River Resources Boyceville, LLC (Boyceville, WI)	57.2	9.7%	5.5
Total	669.1	n/a	256.0

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REX American Resources Q2’ 17 Results, 8/30/17	page 3

About REX American Resources Corporation

REX American Resources has interests in six ethanol production facilities, which in aggregate shipped approximately 669 million gallons of ethanol over the twelve month period ended July 31, 2017. REX’s effective ownership of the trailing twelve month gallons shipped (for the twelve months ended July 31, 2017) by the ethanol production facilities in which it has ownership interests was approximately 256 million gallons. Further information about REX is available at www.rexamerican.com.

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative changes, the price volatility and availability of corn, dried and modified distillers grains, ethanol, corn oil, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, changes in the international, national or regional economies, weather, results of income tax audits, changes in income tax laws or regulations and the effects of terrorism or acts of war. The Company does not intend to update publicly any forward-looking statements except as required by law.

Contact:

Douglas Bruggeman	Joseph Jaffoni, Norberto Aja
Chief Financial Officer	JCIR
(937) 276-3931	(212) 835-8500
rex@jcir.com

- statements of operations follow -

REX American Resources Q2’ 17 Results, 8/30/17	page 4

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2017	2016	2017	2016

Net sales and revenue	$108,744	$115,707	$221,887	$215,929
Cost of sales	97,963	98,423	198,617	190,223
Gross profit	10,781	17,284	23,270	25,706
Selling, general and administrative expenses	(4,779)	(5,206)	(10,181)	(9,233)
Equity in income of unconsolidated ethanol affiliates	137	1,186	837	1,419
(Loss) gain on sale of investment	(13)	-	(13)	192
Gain on disposal of property and equipment, net	13	185	13	185
Interest and other income	334	97	549	257
Income before income taxes	6,473	13,546	14,475	18,526
Provision for income taxes	(2,302)	(4,517)	(4,692)	(6,031)
Net income	4,171	9,029	9,783	12,495
Net income attributable to non-controlling interests	(1,230)	(853)	(2,298)	(1,481)
Net income attributable to REX common shareholders	$2,941	$8,176	$7,485	$11,014

Weighted average shares outstanding – basic and diluted	6,593	6,586	6,592	6,590

Basic and diluted net income per share attributable to REX common shareholders	$0.45	$1.24	$1.14	$1.67

- balance sheet follows -

REX American Resources Q2’ 17 Results, 8/30/17	page 5

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands) Unaudited

ASSETS:	July 31, 2017	January 31, 2017
CURRENT ASSETS:
Cash and cash equivalents	$185,997	$188,576
Restricted cash	379	130
Accounts receivable	10,938	11,901
Inventory	22,091	17,057
Refundable income taxes	1,527	1,070
Prepaid expenses and other	7,535	6,959
Deferred taxes-net	-	824
Total current assets	228,467	226,517
Property and equipment-net	187,545	182,761
Other assets	6,720	6,913
Equity method investments	36,665	37,833
TOTAL ASSETS	$459,397	$454,024
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable – trade	$11,251	$9,171
Accrued expenses and other current liabilities	7,442	13,348
Total current liabilities	18,693	22,519
LONG TERM LIABILITIES:
Deferred taxes	40,848	41,135
Other long term liabilities	2,260	2,096
Total long term liabilities	43,108	43,231
COMMITMENTS AND CONTINGENCIES
EQUITY:
REX shareholders’ equity:
Common stock, 45,000 shares authorized, 29,853 shares issued at par	299	299
Paid in capital	146,851	145,767
Retained earnings	515,692	508,207
Treasury stock, 23,287 and 23,292 shares	(313,658)	(313,838)
Total REX shareholders’ equity	349,184	340,435
Non-controlling interests	48,412	47,839
Total equity	397,596	388,274
TOTAL LIABILITIES AND EQUITY	$459,397	$454,024

- statements of cash flows follow -

REX American Resources Q2’ 17 Results, 8/30/17	page 6

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands) Unaudited

	Six Months Ended July 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,783	$12,495
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	9,955	9,748
Income from equity method investments	(837)	(1,419)
Dividends received from equity method investments	2,005	1,504
Gain on disposal of property and equipment	(13)	(185)
Loss (gain) on sale of investment	13	(192)
Deferred income tax	537	-
Stock based compensation expense	350	40
Changes in assets and liabilities:
Accounts receivable	886	(4,250)
Inventories	(5,034)	(6,455)
Other assets	(953)	2,989
Accounts payable-trade	1,678	(3,087)
Other liabilities	(4,828)	169
Net cash provided by operating activities	13,542	11,357
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(14,366)	(9,334)
Restricted cash	(249)	(56)
Restricted investments and deposits	100	409
Proceeds from sale of investment	64	2,275
Proceeds from sale of property and equipment	42	1,028
Other	13	12
Net cash used in investing activities	(14,396)	(5,666)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividend payments to and purchases of stock from non-controlling interests	(1,725)	(2,096)
Treasury stock acquired	-	(4,709)
Net cash used in financing activities	(1,725)	(6,805)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,579)	(1,114)
CASH AND CASH EQUIVALENTS-Beginning of period	188,576	135,765
CASH AND CASH EQUIVALENTS-End of period	$185,997	$134,651
Non cash investing activities – Accrued capital expenditures	$744	$1,350
Non cash financing activities – Stock awards accrued	$281	$-
Non cash financing activities – Stock awards issued	$1,195	$1,095

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